Exhibit 10.5

APPLERA CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Effective as of December 31, 2005

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ARTICLE 1.   INTRODUCTION

1.1     Establishment of Plan

Applera Corporation (the “Company”) establishes the Applera Corporation Supplemental Executive Retirement Plan (the “Plan”), effective as of December 31, 2005.

1.2     Purpose of the Plan

The purpose of this Plan is to provide supplemental retirement benefits for a select group of management or highly compensated employees of the Company. Payments under the Plan will be made from the general assets of the Company or from the assets of a Trust, if any, established as part of the Plan. It is intended that the Plan remain at all times a nonqualified plan and that the Trust, if any, will constitute a grantor trust under Sections 671 through 679 of the Code. Until paid, any and all assets of any vehicle used for payment of benefits under this Plan will remain owned by the Company, subject to the claims of its general creditors in the event of the Company’s insolvency.

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ARTICLE 2.   DEFINITIONS

2.1     Definitions

Whenever used in this Plan, the following words and phrases will have the meanings set forth below unless a different meaning is expressly provided or plainly required by the context:

(a)    “Accrued Benefit” means the amount payable to a Participant as a single life annuity at Normal Retirement Age pursuant to Section 4.1 of the Plan.

(b)     “Actuarial Equivalent” means a benefit having the same value as the benefit for which it is substituted. For purposes of determining the Actuarial Equivalent of any benefit as provided for under this Plan, the following factors will apply: Interest: 6%; and Mortality: RP2000 Mortality Table.

(c)     “Beneficiary” means the person or entity designated by a Participant or Former Participant pursuant to Section 5.7 to receive any death benefit payable under this Plan. If no Beneficiary is properly designated at the time of the Participant’s or Former Participant’s death, or if no person so designated will survive the Participant or Former Participant, the Beneficiary will be the surviving spouse, or if there is no surviving spouse, the Participant’s or Former Participant’s estate.

(d)     “Benefit Service” means the service described in Section 3.4.

(e)     “Board” means the Board of Directors of the Company.

(f)     “Cause” means termination of employment upon:

(1)      the willful and continued failure by the Participant to perform substantially his duties with an Employer (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness) after a demand for a substantial performance is delivered to the Participant by the Board which specifically identifies the manner in which the Board believes that the Participant has not substantially performed his duties; or

(2)    the willful engaging by the Participant in illegal conduct which is materially and demonstrably injurious to an Employer.

(g)     “Change in Control” means the occurrence of an event that would be required to be reported (assuming such event has not been “previously reported”) in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934; provided that, without limitation, such a Change in Control will be deemed to have occurred at such time as:

(1)     any “person” within the meaning of Section 14(d) of the Securities Exchange Act of 1934 becomes the “beneficial owner” as defined in Rule 13d-3 thereunder, directly or indirectly, of more than 25% of the Company’s Common Stock;

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(2)     during any two-year period, individuals who constitute the Board of Directors of the Company (the “Incumbent Board”) as of the beginning of the period cease for any reason to constitute at least a majority thereof, provided that any person becoming a director during such period whose election or nomination for election by the Company’s stockholders was approved by a vote of at least three quarters of the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination) will be, for purposes of this clause, considered as though such person were a member of the Incumbent Board; or

(3)     the approval by the Company’s stockholders of the sale of all or substantially all of the stock or assets of the Company.

(h)     “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(i)     “Committee” means the committee appointed by the Board in accordance with Section 7.1 of this Plan.

(j)     “Company” means Applera Corporation and any successor thereto that agrees to assume the duties and obligations of the Company hereunder.

(k)     “Compensation” means the base salary and annual bonuses paid by an Employer to a Participant while in a position that the Board has designated as covered under the Plan. In applying this definition, Compensation will be determined before the application of any salary reduction under Code Section 125, 132 and 401(k), and any deferred compensation agreement entered into between the Participant and an Employer. Compensation for Plan purposes will exclude all other forms of compensation, including but not limited to bonuses other than annual bonuses, income derived from stock options, restricted stock awards or other stock-based compensation; commissions; perquisites; expatriate premiums; special payments; reimbursements and expense allowances; moving expenses; fringe benefits; income attributable to group-term life insurance; unused vacation paid in a lump sum upon termination of employment; severance; long-term disability payments; and contributions made by an Employer on behalf of the Participant to, and all distributions from, qualified plans, nonqualified deferred compensation plans, and excess benefit plans.

(l)     “Disability” means the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan of an Employer.

(m)     “Early Retirement Date” means the first day of any month on and after a Participant reaches age 55, or completes 5 or more years of Vesting Service, if later.

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(n)     “Employer” means the Company, its subsidiaries, and any other entity that has adopted this Plan with the written approval of the Committee (acting in its discretion in a non-fiduciary capacity on behalf of the Company).

(o)     “Final Average Compensation” means the highest average Compensation of a Participant during any sixty (60) consecutive calendar months preceding the determination date. If a Participant has not been employed for a period of at least sixty (60) consecutive calendar months, Final Average Compensation will be determined taking into account Compensation for a period of up to sixty (60) of the most recent calendar months of a Participant’s employment.

(p)     “Former Participant” means either:

(1)     Any former employee of an Employer who has a vested Accrued Benefit under the Plan; or

(2)     Any current employee of an Employer who was a Participant under the Plan but who is not a current participant, regardless of whether such individual’s Accrued Benefit is vested or nonvested.

(q)     “Late Retirement Date” means the first day of the month following the termination of employment of a Participant who continues to work past his Normal Retirement Age.

(r)     “Normal Retirement Age” is age 65, or the age at which the Participant completes 5 years of Vesting Service, if later.

(s)     “Normal Retirement Date” is the first day of the month on or after the Participant’s Normal Retirement Age.

(t)     “Participant” means an employee who becomes a Participant as provided in Article 3.

(u)     “Plan” means the Applera Corporation Supplemental Executive Retirement Plan, as established by this document and as amended from time to time.

(v)     “Plan Year” means the Company’s fiscal year, which is the twelve month period beginning each July 1st and ending the following June 30th.

(w)     “Specified Employee” means a key employee (within the meaning of Code Section 409A(a)(2)(B)(i) and the regulations thereunder) of the Company at any time during the 12 month period ending on December 31. If an individual is a key employee as of December 31, such person is a Specified Employee for the 12 month period beginning on the following April 1.

(x)     “Trust” means a “rabbi” grantor trust under Sections 671 through 679 of the Code which may be established pursuant to this Plan.

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(y)      “Trust Agreement” means any agreement entered into between the Company and the Trustee, that establishes the Trust, if any, to form a part of this Plan and to receive, hold, invest and dispose of the Trust Fund.

(z)      “Trust Fund” means the assets of every kind and description held under any Trust Agreement forming a part of this Plan.

(aa)      “Trustee” means any person or entity appointed to act as trustee under the Trust, if any.

(bb)      “Vesting Service” means the service described in Section 3.5.

2.2      Number and Gender

Except when otherwise indicated by the context, any use of any term in the singular or plural will also include the opposite. As used in the Plan, the masculine gender will be deemed to refer to the feminine whenever appropriate.

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ARTICLE 3.     PARTICIPATION AND SERVICE

3.1   General

Participation in the Plan is limited solely to a select group of management or highly compensated employees who have been approved by the Board to be covered under the Plan. The initial group of individuals eligible for the Plan are identified in Appendix A. No other individuals will be eligible to participate in the Plan without written approval of Board.

3.2   Commencement of Participation

An individual will become a Participant in the Plan as of the date the individual is approved to be covered under the Plan under Section 3.1.

3.3      Duration; Rehire

(a)      Participant. An individual who becomes a Participant will continue to be a Participant until the individual terminates employment with an Employer or until the Board determined that the individual is no longer eligible to be covered under the Plan.

(b)      Former Participant. An individual will continue to be a Former Participant until payment of his Accrued Benefit begins; his Accrued Benefit is forfeited pursuant to Section 4.5; or he once again becomes a Participant pursuant to Section 3.3(c) .

(c)      Rehire. A Former Participant who resumes employment with an Employer will once again become a Participant on the later of the date he resumes service for an Employer or the date the Board approves the individual to be covered again under the Plan.

3.4      Benefit Service

Benefit Service will include the Participant’s aggregate periods of employment with an Employer in a position that the Board has determined is eligible for benefit credit under the Plan (determined in periods of whole months), including periods before the Effective Date of this Plan. The Board has determined that employment in a position on the Company’s Executive Committee will be credited as Benefit Service, including periods before the adoption of the Plan.

3.5      Vesting Service

Vesting Service will include a Participant’s aggregate periods of employment with an Employer whether or not in a position that the Board has designated as covered under the Plan (determined in periods of whole months), including periods before the Effective Date of this Plan.

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ARTICLE 4.   AMOUNT OF BENEFITS

4.1      Accrued Benefit

(a)      In General. A Participant’s Accrued Benefit under the Plan is the monthly benefit under the Benefit Formula to which a Participant would be entitled at his Normal Retirement Date, based on his Final Average Compensation and Benefit Service as of the date of determination.

(b)      Benefit Formula. The Plan’s formula used to determine a Participant’s Accrued Benefit is 50% of Final Average Compensation, multiplied by a fraction. The numerator of the fraction is the lesser of the Participant’s Benefit Service or 15 years, and the denominator is 15.

(c)      Offset for Special Contractual Benefits. A Participant’s Accrued Benefit will be offset by the Actuarial Equivalent value of any special contractual benefits provided by an Employer. The Committee will determine any special contractual benefits that should offset Accrued Benefits under the Plan. The Actuarial Equivalent value of any offset will be determined in whatever reasonable manner the Plan’s actuary determines to be appropriate and such determination will be binding.

(d)      Continued Employment After Normal Retirement Age. A Participant who continues to work past his Normal Retirement Age will have his Accrued Benefit determined based on his Final Average Compensation and Benefit Service at his Late Retirement Date. There will be no actuarial adjustment to reflect payment postponed beyond Normal Retirement Age.

(e)      Change in Control. Upon a Participant’s termination of employment in connection with a Change in Control, the following special provisions apply, consistent with the Company’s standard change in control agreement:

(1)     The participant will be credited with 3 additional years of Benefit Service.

(2)     Final Average Compensation will be calculated on Compensation received in the past twelve months, if greater than the definition of Final Average Compensation under Section 2.1(o) .

4.2      Rehired Individuals

(a)       In General. If a Former Participant once again becomes a Participant in accordance with the provisions of Section 3.3, then such Participant’s Accrued Benefit will reflect changes in Benefit Service and Final Average Compensation as further specified in Sections 2.1(o) and 3.4.

(b)      No Benefit Payments During Reemployment. As specified in Section 5.10, if a rehired individual had begun receiving payments under Article 5, such payments will be suspended immediately upon his reemployment in a position that the Board has designated as covered under the Plan.

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(c)      Adjustment For Benefit Payments. If a rehired individual had begun receiving payment under Article 5, then such Participant’s Accrued Benefit will be adjusted to reflect the Actuarial Equivalent value of these payments. The Actuarial Equivalent amount of this adjustment will be determined in whatever manner the Plan’s actuary determines to be reasonable and such determination will be binding.

4.3      Effect of Domestic Relations Order

Where a Participant’s Accrued Benefit is subject to a domestic relations order described in Section 9.8, the Accrued Benefit otherwise payable to such Participant (or his Beneficiary) will be reduced by the Actuarial Equivalent of any amounts paid or payable pursuant to such order.

4.4      Vesting

(a)      In General. Subject to the forfeiture provisions of Section 4.5, each Participant will be fully vested in his Accrued Benefit upon the completion five (5) years of Vesting Service. Prior to the completion of five (5) years of Vesting Service, a Participant will not have any vested interest in his Accrued Benefit.

(b)      Full Vesting Due to Special Events. Notwithstanding the foregoing, a Participant’s Accrued Benefit will be fully vested if any of the following events occur while the Participant is employed by an Employer:

(1)     the Participant dies;

(2)     the Participant is determined to have a Disability;

(3)      there is a Change in Control; or

(4)      The Participant’s employment is terminated without Cause.

4.5      Forfeiture

Notwithstanding any other provision of this Plan to the contrary, each Participant will forfeit his entire Accrued Benefit under the following circumstances:

(a)      Termination for Cause. Cause will be determined by the Committee in its sole discretion using the definition set forth in Section 2.1(f) .

(b)      Duty of Loyalty. Each Participant has an ongoing responsibility to fulfill the following duties of loyalty: giving the Company reasonable notice of retirement intent and facilitating transition of responsibilities; providing reasonable assistance to the Company during retirement; and not acting contrary to the Company’s best interests (including adherence to the Company’s non-compete restrictions). Adherence to the Plan’s Duty of Loyalty condition will be determined by the Committee in its sole discretion.

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ARTICLE 5.   PAYMENT OF BENEFITS; DISABILITY AND DEATH BENEFITS

5.1      Automatic Form of Benefit Payment

Unless a Participant or Former Participant elects the optional form of payment set forth in Section 5.2 in the manner and at the time prescribed in Section 5.5, the automatic form of benefit payment under the Plan will be a single life annuity payable for the life of the Participant.

5.2      Optional Forms of Payment

(a)      In General. A Participant or Former Participant may elect in accordance with Section 5.5 to receive his Accrued Benefit in the form of a Contingent 50% Annuitant Option or a Contingent 100% Annuitant Option, either of which will be the Actuarial Equivalent of the automatic form of payment provided in Section 5.1.

(b)      Definition of Contingent 50% Annuitant Option. An annuity payable as of the first day of each month to the Participant or Former Participant, for life, with a continuing annuity to the Beneficiary if the Beneficiary survives the Participant or Former Participant, in an amount which is 50 percent of the monthly annuity payable to the Participant or Former Participant, beginning with the first day of the month following the Participant’s or Former Participant’s death and continuing for the Beneficiary’s lifetime.

(c)      Definition of Contingent 100% Annuitant Option. An annuity payable as of the first day of each month to the Participant or Former Participant, for life, with a continuing annuity to the Beneficiary if the Beneficiary survives the Participant or Former Participant, in an amount which is 100 percent of the monthly annuity payable to the Participant or Former Participant, beginning with the first day of the month following the Participant’s or Former Participant’s death and continuing for the Beneficiary’s lifetime.

5.3      Automatic Time of Benefit Payment

Unless a Participant or Former Participant elects an optional time of benefit payment as set forth in Section 5.4 in the manner and at the time prescribed in Section 5.5, the automatic time of benefit payment under the Plan will be the Participant’s Normal Retirement Date or the first day of the month following the Participant’s actual termination of employment, if later. Notwithstanding the foregoing, if a Participant or Former Participant is a Specified Employee, payment will not be made before the date that is six months after the date such Participant or Former Participant terminates employment.

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5.4     Optional Time of Benefit Payment

(a)     In General. A Participant who terminates employment before Normal Retirement Age may elect in accordance with Section 5.5 to receive payments as of the first day of any month on and after the later of his Early Retirement Date or his actual termination of employment.

(b)     Reduction For Early Commencement. The Accrued Benefit will be reduced ¼ of 1% for each month by which the payment precedes his Normal Retirement Date.

(c)     Notwithstanding the foregoing, if a Participant or Former Participant is a Specified Employee, payment will not be made before the date that is six months after the date such Participant or Former Participant terminates employment.

5.5     Manner and Time of Elections

The election of an optional form or time of benefit payment will be made on such forms and in such manner as the Company prescribes. A Participant’s initial election under this Section 5.5 must be made within 30 days of the Participant’s initial eligibility under the Plan and, if no such election is made, the Participant will be deemed to have made an election to receive his Accrued Benefit pursuant to the automatic form and time for benefit payment. Any subsequent changes to this initial election (or deemed election) must be made pursuant to the restrictions of Code Section 409A and the regulations thereunder, at such time and in such manner as the Committee prescribes.

5.6   Disability Benefit

If a Participant’s employment is terminated due to Disability, his Accrued Benefit will be payable commencing with the month in which the Participant would have attained his earliest retirement age (reduced under Section 5.4 to reflect early commencement) and in the form elected by the Participant (reduced under Section 5.2 to reflect any optional form of payment).

5.7   Death Benefits

(a)     In the case of a Participant or Former Participant who dies before benefit payments have begun, a death benefit will be paid to the Participant’s or Former Participant’s Beneficiary, under the following provisions:

(1)     If the Participant’s death occurs after the Participant’s Early Retirement Date, a death benefit will be payable to the Participant’s Beneficiary commencing with the month following the month of the Participant’s death and continuing for the then remaining lifetime of the Beneficiary in an amount equal to 100% of the amount that would have been payable to the Participant if benefit payments had commenced as of the first day of the month following the Participant’s death (reduced under Section 5.4 to reflect early commencement) in the form of a Contingent 100% Annuitant Option (reduced under Section 5.2 to reflect the optional form of payment).

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(2)     If the Participant’s death occurs on or before the Participant’s Early Retirement Date, the death benefit will be payable to the Participant’s Beneficiary commencing with the month the Participant would have attained his Early Retirement Date had the Participant survived, and continuing for the then remaining lifetime of the Beneficiary in an amount equal to 100% of the amount that would have been payable to the Participant if he had terminated employment on the date of his death (or termination date, if earlier), survived to his Early Retirement Date, retired and had benefit payments commence (reduced under Section 5.4 to reflect early commencement) in the form of a Contingent 100% Annuitant Option (reduced under Section 5.2 to reflect the optional form of payment) and died on the day after the date the Participant attained his Early Retirement Date.

(b)     In the case of a Participant who dies after benefit payments have begun, any death benefits will be paid only in the event the Participant elected a Contingent 50% Annuitant Option or a Contingent 100% Annuitant Option, and only if the Participant’s Beneficiary survives the Participant.

(c)     In no other case will any amount be paid to a Participant’s or Former Participant’s Beneficiary.

5.8   Beneficiary Designation

A Participant or Former Participant may designate a person or other entity as the Beneficiary to receive any death benefit payable under the Plan. Each Beneficiary designation will be in the form prescribed by the Company, will be effective only when properly filed in writing with the Company before the earlier of the Participant’s or Former Participant’s death or the time payment commences, and will revoke all prior designations by the Participant or Former Participant. A Participant or Former Participant may not change his Beneficiary designation once payment has commenced under the Plan.

5.9   Erroneous Payments

In the event that a Participant or a Beneficiary receives a distribution under this Plan in excess of the amount, if any, to which he or she is entitled, by reason of a calculation error or otherwise, the Company may, in its sole discretion, adjust future benefit payments to the Participant or the Beneficiary to the extent necessary to recoup the amount which the Participant or the Beneficiary received which was in excess of the amount to which he or she was entitled under the terms of the Plan. If the Company determines, in its sole discretion, that it is not feasible or desirable to adjust future benefit payments to a Participant or a Beneficiary, the Company may require the Participant or the Beneficiary to repay to the Plan the amount which is in excess of the amount to which the Participant or the Beneficiary is entitled under the terms of the Plan. All amounts received by a Participant or a Beneficiary under the Plan will be deemed to be paid subject to this condition.

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5.10   Rehire

In the event that an individual who is currently receiving payments under the Plan is rehired by an Employer in a position that the Board has designated as covered under the Plan, then any payments being made under this Article 5 will be suspended immediately. Payment will recommence according to this Article 5 upon the Participant’s subsequent termination of employment, adjusted as provided in Section 4.2.

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ARTICLE 6.   SOURCE OF PAYMENTS

6.1   Company Obligations and Source of Payments

All benefits payable under the Plan will be paid as they become due and payable by the Company out of its general assets. Nothing contained in this Plan will be deemed to create a trust of any kind for Participants, Former Participants or their Beneficiaries or create a fiduciary relationship between the Company and the Participants, Former Participants or their Beneficiaries. To the extent that any person acquires a right to receive benefits under the Plan, such rights will be no greater than the right of any unsecured general creditors of the Company.

6.2   “Rabbi” Trust

Notwithstanding Section 6.1, to fund the benefits provided under the Plan, the Company may, in its sole discretion, execute a Trust Agreement with a Trustee or Trustees, or enter into one or more contracts with an insurance company or companies, or adopt a combination of both methods of funding. The Company will determine the form and terms of any such Trust Agreement or insurance contract, and may, in its sole discretion, modify such instruments from time to time or remove or replace any Trustee or insurance company. Any such Trust so established will be a “rabbi” grantor trust under Sections 671 through 679 of the Code.

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ARTICLE 7.   ADMINISTRATION

7.1   Committee

(a)     General. The Committee, subject to those powers which the Board has reserved as described in Article 8 below, will have general authority over, and responsibility for, the administration and interpretation of the Plan. The Committee will have full power, authority and discretion to interpret and construe the Plan, to make all determinations considered necessary or advisable for the administration of the Plan and the Trust, if any, the calculation of the amount of benefits payable under the Plan, and to review claims for benefits under the Plan. The Committee’s interpretations and constructions of the Plan and its decisions or actions thereunder will be binding and conclusive on all persons for all purposes.

(b)     Composition. The Committee will consist of at least three individuals, each of whom will be appointed by the Board. Any Committee member may resign by delivering his or her written resignation to the Committee no later than 15 days before the effective date of the resignation. The Board may remove any member of the Committee at any time and for any reason with or without advance written notice. Vacancies in the Committee arising by resignation, death, removal or otherwise will be filled by the Board.

(c)     Committee Procedures. The Committee will elect or designate one of its own members as Chair, establish its own procedures and the time and place for its meetings and provide for the keeping of minutes of all meetings. A majority of the members of the Committee will constitute a quorum for the transaction of business by the Committee. Any action of the Committee may be taken upon the affirmative vote of a majority of the members at a meeting or, at the direction of its Chair, without a meeting by mail or telephone, provided that all of the Committee members are informed in writing of the matter to be voted upon. The Committee may establish procedures pursuant to which a Committee member may elect not to participate in a Committee proceeding in which such member has an interest. No Committee member will be entitled to act on or decide any matters relating solely to such Committee member as a Participant or any of his or her rights or benefits under the Plan.

(d)     Expenses. All expenses incurred by the Committee in its administration of the Plan will be paid by the Company. The Committee members will not receive any special compensation for serving in such capacity but will be reimbursed for any reasonable expenses actually incurred in connection therewith. No bond or other security is required of the Committee or any member thereof in any jurisdiction.

(e)     Liability; Indemnification. No Committee member will be personally liable by reason of any instrument executed by such Committee member, or action taken by the member in his or her capacity as a Committee member, acting in good faith and exercising reasonable care, nor for any mistake of judgment made in good faith. Committee members may be entitled to indemnification for certain costs, expenses and liabilities to the fullest extent permitted by applicable law and regulations and the charter and bylaws of the Company, and subject to the terms and conditions set forth in such bylaws.

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7.2     Procedures for Requesting Benefit Payments; Claims Procedures

To obtain Plan benefits, a Participant, Former Participant or Beneficiary must file a written application with the Company. Procedures for filing a claim in the event that Plan benefits are denied in whole or in part are as follows.

(a)     Benefits Claims. A Participant, Former Participant or Beneficiary may file a claim with respect to amounts asserted to be due hereunder by filing a written claim with the Committee specifying the nature of such claim in detail. The Committee will notify the claimant within sixty (60) days as to whether the claim is allowed or denied, unless the claimant receives written notice from the Committee stating that special circumstances require an extension of time for a decision on the claim, in which case the period will be extended by an additional sixty (60) days. Notice of the Committee’s decision will be in writing, sent by mail to the claimant’s last known address and, if the claim is denied, such notice will state the reasons for the denial, refer to the Plan provisions on which the denial is based, describe any additional material or information necessary for the claimant to perfect the claim, and explain the Plan’s claim review procedure.

(b)     Review Procedure. A claimant is entitled to request a review of any denial of his claim under paragraph (a) above. The request for review must be submitted to the Committee in writing within sixty (60) days of receipt of the notice of denial. Absent a request for review within this sixty (60) day period, the claim will be extinguished in its entirety. The claimant will be entitled to submit issues and comments in writing, as well as other written documents, to the Committee. The claimant will also be entitled to receive from the Committee, upon request, reasonable access to and copies of all documents, records and other information relating to his claim. The review will be conducted by the Committee, which will render a decision in writing within sixty (60) days of a request for a review, provided that, if the Committee determines that special circumstances require an extension of time, this period will be extended by an additional sixty (60) days. The review will take account of all comments, documents, records and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination under paragraph (a) above. The claimant will receive written notice of the Committee’s review decision, together with specific reasons for the decision and reference to the pertinent provisions of the Plan.

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ARTICLE 8. AMENDMENT AND TERMINATION

8.1     Amendment of the Plan

The Company reserves the right to amend the Plan at any time and in any respect whatsoever by action of its Board or by such other means as may be prescribed by the Board. Retroactive Plan amendments may not decrease the Accrued Benefit of any Participant or Former Participant determined as of the time the amendment is adopted, unless the Participant or Former Participant consents in writing.

8.2     Termination of the Plan

While it is the intent of the Company to maintain the Plan indefinitely, it reserves the right to terminate the Plan in whole or part by action of the Board (or by such other means as may be prescribed by the Board) at any time.

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ARTICLE 9. MISCELLANEOUS PROVISIONS

9.1     Employment Rights

Nothing contained in this Plan or any modification of the Plan or act done in pursuance of this Plan will be construed as giving any Participant or Former Participant any legal or equitable right with respect to his or her employment against an Employer (or any director, officer or employee thereof), unless specifically provided in this Plan or under applicable law, or as giving any person a right to be retained in the employ of an Employer. All employees will remain subject to assignment, reassignment, promotion, transfer, layoff, reduction, suspension, and discharge to the same extent as if this Plan had never been established.

9.2     No Examination or Accounting

Neither this Plan nor any action taken under it will be construed as giving any person the right to an accounting or to examine the books or affairs of the Company, an Employer, the Plan, or the Committee, except to the extent required by law.

9.3     Records Conclusive

The records of the Company, an Employer and the Committee will be conclusive in respect to all matters involved in the administration of the Plan to the extent permitted by applicable law.

9.4     Severability

In the event any provision of this Plan will be held illegal or invalid for any reason, such illegality or invalidity will not affect the remaining parts of this Plan, and it will be construed and enforced as if such illegal or invalid provision had never been included.

9.5     Counterparts

This Plan may be executed in any number of counterparts, each of which will be deemed to be an original. All the counter parts will constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.

9.6     Taxes

The Company and the Employers will withhold, or cause to be withheld, from all benefits payable under the Plan all federal, state, local or other taxes required by applicable law be withheld with respect to such payment.

9.7     Binding Effect

The Plan will be binding upon and inure to the benefit of the Company and its successors and assigns and the Participants, Former Participants, their Beneficiaries and estates. The Plan will also be binding upon and inure to the benefit of any successor organization succeeding to substantially all

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of the assets and business of the Company, but nothing in the Plan will preclude the Company from merging or consolidating into or with, or transferring all or substantially all of its assets to, another organization which assumes the Plan and all obligations of the Company thereunder.

In any agreement or plan which the Company may enter into to effect any merger, consolidation, reorganization, or transfer of assets, the Company agrees that it will make appropriate provision for the preservation of the Participants’ and Former Participants’ benefits accrued under the Plan prior to such merger, consolidation, reorganization or transfer of assets. Upon such a merger, consolidation, reorganization, or transfer of assets and assumption of the Plan obligations of the Company, the term “Company” will refer to such other organization and the Plan will continue in full force and effect.

9.8     Assignment

No Participant or Former Participant or Beneficiary will have the right to assign, transfer, hypothecate, encumber or anticipate his or her benefits under the Plan, nor will the benefits under this Plan be subject to any legal process to levy upon or attach the benefits for payment of any claim against the Participant or Former Participant or his or her Beneficiary. In the event of any attempted assignment or transfer, the Company will have no further liability hereunder. The foregoing notwithstanding, in accordance with procedures that are established by the Committee (including procedures requiring prompt notification to the affected Participant or Former Participant and each alternate payee of the receipt by the Plan or the Company of a domestic relations order and its procedures for determining the qualified status of such order), a judicial order for purposes of or pertaining to domestic relations (which orders do not alter the amount, timing, or form of benefit other than to have it commence at the earliest permissible date) will be honored by the Plan and the Company if the Committee or its designee determines that such order would constitute a qualified domestic relations order (within the meaning of Section 414(p) of the Code) if the Plan were a qualified retirement plan under Section 401(a) of the Code.

9.9     Incapacity

If the Committee is presented with credible evidence that any person to whom any amount is or was payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment, or any part thereof, due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative), may, if the Committee is so inclined, be paid to such person’s spouse, child, or other relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. In making such a finding the Committee may rely on the advice of experts chosen by the Committee in its sole discretion. Any

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payment consequent on such finding will be in complete discharge of the liability of the Plan and the Company therefor.

9.10     Unsecured Creditor

To the extent that any person acquires a right to receive payments from the Company under the Plan, such right will be no greater than the right of an unsecured general creditor of the Company.

9.11     Notice

Any election, application, claim, designation, request, notice, instruction or other communication required or permitted to be made by a Participant, Former Participant, Beneficiary, or other person to the Committee will be made in writing and in such form as is prescribed from time to time by the Committee and will be mailed by first-class mail, postage pre-paid or delivered to such location as will be specified by the Committee and will be deemed to have been given and delivered only upon receipt thereof at such location.

9.12     Benefits Not Salary

The benefits payable under the Plan will be independent of, and in addition to, any other benefits provided by the Company and will not be deemed salary or other remuneration by the Company for the purpose of computing benefits to which any Participant or Former Participant may be entitled under any other plan or arrangement of the Company.

9.13     Captions

The captions preceding the sections of the Plan have been inserted solely as a matter of convenience and will not in any manner define or limit the scope or intent of any provisions of the Plan.

9.14      Governing Law

The Plan is intended to constitute an unfunded Plan for a select group of employees and rights thereunder will be construed according to the laws of the State of Delaware, without giving effect to the choice of law principles thereof, and the laws of the United States, as applicable.

9.15      Addresses

Each Participant or Former Participant must file with the Company from time to time in writing his or her post office address and each change of post office address. The communication, statement or notice addressed to a Participant or Former Participant at the last post office address filed with the Company, or if no address is filed with the Company, then at the last post office address as shown on the records of the Company, will be binding on the Participant or Former

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Participant and his or her Beneficiaries for all purposes of the Plan. The Company will not be required to search for or locate a Participant, Former Participant or his or her Beneficiary.

IN WITNESS WHEREOF, Applera Corporation has caused this document to be executed by its duly authorized officers, this __30th__ day of December, 2005.

APPLERA CORPORATION

By: /s/ Barbara J. Kerr
Title: V.P. Human Resources

APPENDIX A

INDIVIDUALS ELIGIBLE FOR PARTICIPATION

The Management Resources Committee of the Board approved the adoption of the Plan solely for the benefit of the group of individuals listed below. No other individuals will be eligible to participate in the Plan without written approval of Board.

No individual has a right to continue to participate in the Plan in the future without the approval of the Board. Each individual will continue to participate in the Plan at the discretion of the Board.

As of December 31, 2005, the following individuals are eligible to participate in the Plan:

Catherine M. Burzik

Barbara J. Kerr

Kathy Ordoñez

William B. Sawch

Dennis L. Winger

Applera Corporation Supplemental Executive Retirement Plan
Beneficiary Form

Instructions

Complete this form to designate your beneficiary for any death benefits that may be payable under the Applera Corporation Supplemental Executive Retirement Plan (the “SERP”). Make a copy of this form, and return the original to the Applera Corporation Human Resources Department.

After you have designated your SERP Beneficiary, you may change your Beneficiary designation at any time, up to 30 days before SERP benefit payments are scheduled to begin. You may not make any changes within 30 days of the date SERP benefit payments are scheduled to begin or any time thereafter.

Generally, any Beneficiary designation will be effective as of the date it is received by the Applera Corporation Human Resources Department. Your Beneficiary Designation will not be valid if it is received: (1) after the date of your death; (2) within 30 days of the date SERP benefit payments are scheduled to begin; or (3) after SERP benefit payments have begun.

Participant Information

Name:_____________________________________________________________________________________________________

Work phone #:_______________________________________________________			Home phone #:________________________

Marital Status:	[__]	Single	[__]	Married	[__]	Divorced
(check one)

Your Beneficiary Designation

Your SERP Beneficiary is the individual you designate to receive any death benefits that may be payable under the SERP. You may not name an entity other than a person to be your SERP Beneficiary (such as your estate, a charity, an institution, or a trust) and you may not name more than one primary beneficiary.

In general, death benefits are payable from the SERP in the following circumstances:
•	You die after you have earned a vested interest in your SERP benefit, but before you have started receiving your SERP benefit payments.
•	You die after you have started receiving SERP benefit payments, you elected a payment form that provides a survivor benefit, and your beneficiary survives you.

Name of Beneficiary:_______________________________________________________________________________________________________________________

Relationship to you: _____________________________________________________	SSN:______________________________________________________

Address:_______________________________________________________________________________________________________________________________

Work phone #:_________________________________________________________	Home phone #:______________________________________________

If you are married and your spouse is not your beneficiary, this Beneficiary Designation Form is invalid without the consent of your spouse.

Spousal Consent

State community property law and the SERP plan rules require that a married participant name his or her spouse as the SERP beneficiary, unless the spouse consents in writing below to another beneficiary designation and this consent is witnessed by a Notary Public.

I hereby consent to the beneficiary designation on this form and acknowledge that (1) I am entitled to this benefit; (2) the effect of such designation is to cause my spouse’s death benefit to be paid to a beneficiary other than me; (3) no beneficiary designation is valid unless I consent to it; and (4) my consent is irrevocable. My consent is being given voluntarily and no undue influence or coercion has been exercised in connection with my decision to consent.

Spouse’s Signature:	Date:

Signed in the presence of:	Notary Seal

Date:
Notary Public Signature

My commission expires on:

Participant Signature

I reserve the right to revoke or change any beneficiary designation. I hereby revoke all my previous beneficiary designations (if any).

Participant’s Signature	Date: